SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 10, 2001
Date of report (Date of earliest event reported)

ON Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona		85008

(Address of principal executive offices)		(Zip Code)

602-244-6600
(Registrant’s telephone number, including area code)

FORM 8-K
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
Item 9. Regulation FD Disclosure.
SIGNATURES
EXHIBIT INDEX
ex-99

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Businesses Acquired

Not applicable.

(b) Pro Forma Financial Information

Not applicable.

(c) Exhibits

Exhibit Number	Description

99	Excerpted Slides and Notes for the Presentations to be Made by ON Semiconductor Corporation During Its Analyst Day on May 10, 2001.

Item 9. Regulation FD Disclosure.

Attached to this Current Report as Exhibit 99 are excerpted slides and notes for the presentations to be made by ON Semiconductor Corporation during its Analyst Day on May 10, 2001. As a result of this Current Report filing, ON Semiconductor Corporation is electing to disclose the information attached as Exhibit 99 pursuant to Regulation FD Rules 100-103.

This Current Report and its Exhibit 99 include “forward-looking statements” as that term is defined in Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are often characterized by the use of words such as “believes”, “expects”, “estimates (or the symbols “E” or “est.”)”, “projects”, “may”, “will”, “intends”, “plans”, or “anticipates”, or by discussions of strategy, plans or intentions. All forward-looking statements in this press release are made based on management’s current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Among these factors are changes in overall economic conditions, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, availability of manufacturing capacity, availability of raw materials, competitors’ actions, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, restructuring programs and the impact of such programs, control of costs and expenses, inability to reduce manufacturing and general and administrative costs, litigation, risks associated with acquisitions, changes in management, changes in management, risks associated with our debt, and risks involving environmental or other governmental regulation. Additional factors that could affect the company’s future operating results are described in Exhibit 99.1, entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2000 and other factors as described from time to time in our SEC filings. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: May 9, 2001

By: /S/ DARIO SACOMANI Dario Sacomani Chief Financial Officer and Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

99	Excerpted Slides and Notes for the Presentations to be Made by ON Semiconductor Corporation During Its Analyst Day on May 10, 2001.

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